Exhibit 99.1

Contact: Samir Ali Sr. Director, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Third Quarter 2016 Results

•	Net income of $14.0 million, or $0.10 per diluted share

HOUSTON, October 31, 2016 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported results for the third quarter of 2016.

	Three Months Ended
Thousands of dollars, except per share data	September 30, 2016	June 30, 2016	Change
Total revenues	$349,178	$388,747	(10)%
Operating income (loss)	54,071	(626,669)	—
Adjusted operating income	54,071	51,476	5%
Net income (loss)	13,927	(589,937)	—
Adjusted net income	13,927	22,295	(38)%
Earnings (loss) per diluted share	$0.10	$(4.30)	—
Adjusted earnings per diluted share	$0.10	$0.16	(38)%

“Despite continued market headwinds, Diamond Offshore achieved earnings per share of $0.10,” said Marc Edwards, President and Chief Executive Officer. “Overall, I am pleased with our third quarter results and our ability to manage costs, while remaining focused on maintaining our backlog position.”

During the quarter, the Company announced new contracts for the Ocean Valiant and Ocean Scepter with Maersk in the UK and Fieldwood in Mexico, respectively. The addition of these two contracts adds 20 months of backlog.

As of September 30, 2016, the Company’s total contracted backlog was $4.1 billion, which represents 27 rig years of work. Approximately 96% of the Company’s available ultra-deepwater rig days for the remainder of 2016 are contracted with top tier customers.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979 or 973-321-1100, for international callers. The conference ID number is 89455433. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Contract drilling	$339,636	$599,036	$1,140,568	$1,816,055
Revenues related to reimbursable expenses	9,542	10,706	67,900	47,775

Total revenues	349,178	609,742	1,208,468	1,863,830

Operating expenses:
Contract drilling, excluding depreciation	186,654	277,944	597,831	971,471
Reimbursable expenses	7,965	10,476	51,283	46,904
Depreciation	86,473	118,086	295,729	378,714
General and administrative	15,237	16,888	48,774	50,888
Impairment of assets	—	2,546	678,145	361,074
Restructuring and separation costs	—	1,574	—	8,735
(Gain) loss on disposition of assets	(1,222)	794	(2,265)	19

Total operating expenses	295,107	428,308	1,669,497	1,817,805

Operating income (loss)	54,071	181,434	(461,029)	46,025
Other income (expense):
Interest income	150	629	592	1,796
Interest expense	(19,032)	(21,350)	(68,704)	(70,800)
Foreign currency transaction (loss) gain	(712)	(1,163)	(7,833)	954
Other, net	269	217	(11,199)	702

Income (loss) before income tax (expense) benefit	34,746	159,767	(548,173)	(21,323)
Income tax (expense) benefit	(20,819)	(23,345)	59,588	(7,578)

Net income (loss)	$13,927	$136,422	$(488,585)	$(28,901)

Income (loss) per share	$0.10	$0.99	$(3.56)	$(0.21)

Weighted-average shares outstanding:
Shares of common stock	137,170	137,159	137,167	137,156
Dilutive potential shares of common stock	84	44	—	—

Total weighted-average shares outstanding	137,254	137,203	137,167	137,156

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
REVENUES
Floaters:
Ultra-Deepwater	$217,275	$214,102	$376,195
Deepwater	66,011	67,191	136,668
Mid-water	56,350	56,694	69,500

Total Floaters	339,636	337,987	582,363
Jack-ups	—	19,422	16,673

Total Contract Drilling Revenue	339,636	$357,409	$599,036

Revenues Related to Reimbursable Expenses	$9,542	$31,338	$10,706

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$124,099	$127,185	$156,107
Deepwater	36,226	34,776	67,630
Mid-water	17,634	25,862	35,784

Total Floaters	177,959	187,823	259,521
Jack-ups	1,833	6,876	12,507
Other	6,862	3,637	5,916

Total Contract Drilling Expense	$186,654	$198,336	$277,944

Reimbursable Expenses	$7,965	$16,527	$10,476

OPERATING INCOME (LOSS)
Floaters:
Ultra-Deepwater	$93,176	$86,917	$220,088
Deepwater	29,785	32,415	69,038
Mid-water	38,716	30,832	33,716

Total Floaters	161,677	150,164	322,842
Jack-ups	(1,833)	12,546	4,166
Other	(6,862)	(3,637)	(5,916)
Reimbursable expenses, net	1,577	14,811	230
Depreciation	(86,473)	(105,016)	(118,086)
General and administrative expense	(15,237)	(18,139)	(16,888)
Impairment of assets	—	(678,145)	(2,546)
Restructuring and separation costs	—	—	(1,574)
Gain (loss) on disposition of assets	1,222	747	(794)

Total Operating Income (Loss)	$54,071	$(626,669)	$181,434

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$81,329	$119,028
Marketable securities	46	11,518
Accounts receivable, net of allowance for bad debts	273,982	405,370
Prepaid expenses and other current assets	114,166	119,479
Assets held for sale	7,600	14,200

Total current assets	477,123	669,595
Drilling and other property and equipment, net of accumulated depreciation	5,819,309	6,378,814
Other assets	112,743	101,485

Total assets	$6,409,175	$7,149,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$182,100	$286,589
Other current liabilities	297,781	339,134
Long-term debt	1,980,602	1,979,778
Deferred tax liability	164,389	276,529
Other liabilities	151,375	155,094
Stockholders’ equity	3,632,928	4,112,770

Total liabilities and stockholders’ equity	$6,409,175	$7,149,894

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	Third Quarter 2016			Second Quarter 2016			Third Quarter 2015
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Ultra-Deepwater Floaters	$452	48%	87.1%	$452	47%	86.7%	$479	71%	96.8%
Deepwater Floaters	$303	34%	94.5%	$301	35%	100%	$361	59%	90.3%
Mid-Water floaters	$311	33%	98.4%	$313	30%	99.4%	$289	31%	97.5%
Jack-ups	—	—	—	$335	13%	100%	$97	31%	99.8%
Fleet Total			91.0%			92.7%			95.5%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue earning day. A revenue earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs, but excluding rigs under construction). As of September 30, 2016, our cold-stacked rigs included four ultra-deepwater semisubmersibles, three deepwater semisubmersibles, three mid-water semisubmersibles and four marketed-for-sale jack-up rigs.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude the second quarter 2016 impairment of rigs and associated inventory, as well as the related tax effect thereof and other second quarter discrete tax items, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	September 30, 2016	June 30, 2016
(In thousands)
Reconciliation of As Reported Operating (Loss) Income to Adjusted Operating Income:
As reported operating income (loss)	$54,071	$(626,669)
Impairments and other charges:
Impairment of rigs and associated inventory (1)	—	678,145

Adjusted operating income	$54,071	$51,476

(In thousands)
Reconciliation of As Reported Net Loss to Adjusted Net Income:
As reported net income (loss)	$13,927	$(589,937)
Impairments and other charges:
Impairment of rigs and associated inventory (1)	—	678,145
Tax effect of impairments and other charges:
Impairment of rigs and associated inventory (2)	—	(143,165)
Discrete tax items (3)		77,252

Adjusted net income	$13,927	$22,295

	Three Months Ended
	September 30, 2016	June 30, 2016
Reconciliation of As Reported Income (Loss) per Diluted Share to Adjusted Earnings per Diluted Share:
As reported income (loss) per diluted share	$0.10	$(4.30)
Impairments and other charges:
Impairment of rigs and associated inventory (1)	—	4.94
Tax effect of impairments and other charges:
Impairment of rigs and associated inventory (2)	—	(1.04)
Other discrete tax items (3)	—	0.56

Adjusted earnings per diluted share	$0.10	$0.16

(1)	Represents the aggregate amount of impairment losses recognized during the second quarter of 2016 related to eight of our drilling rigs and associated inventory.
(2)	Represents the income tax effects of the aggregate impairment loss recognized in the second quarter of 2016.
(3)	Represents the aggregate of certain discrete income tax adjustments recognized during the second quarter of 2016, primarily related to valuation allowances for current and prior year tax assets associated with foreign tax credits, which we no longer expect to be able to utilize to offset income taxes in the U.S. tax jurisdiction.